Exhibit 99.1

Corporate Contacts

Wilson W. Cheung	Jane Green
Chief Financial Officer	Investors/Media
650.358.3434	650.358.1447
wcheung@sciclone.com	jgreen@sciclone.com

SCICLONE REPORTS FINANCIAL RESULTS FOR THE SECOND QUARTER 2014

2014 EPS Guidance Revised Upward

Board of Directors Authorizes Additional Stock Repurchase

of Up To $15 Million

FOSTER CITY, CA – August 11, 2014 – SciClone Pharmaceuticals, Inc. (NASDAQ: SCLN) today reported financial results for the second quarter 2014.

•	Revenues: Revenues in the second quarter of 2014 were $32.5 million, compared to $29.3 million for the same period in 2013.

•	GAAP Basic EPS: GAAP basic earnings per share in second quarter of 2014 were $0.19, compared to a net loss of $0.04 per share for the same period in 2013.

•	Non-GAAP Basic EPS: Non-GAAP basic earnings per share in the second quarter of 2014 were $0.20, compared to $0.08 for the same period in 2013.

Revenues in the second quarter of 2014 were $32.5 million, a $3.2 million or 11% increase, compared to $29.3 million for the same period in 2013. For both the six months ended June 30, 2014 and 2013 revenues were $59.1 million. ZADAXIN® revenues were $30.3 million in the second quarter of 2014, an $8.5 million or 39%, increase, compared to $21.8 million for the same period in 2013. Promotion services revenues were $1.0 million for the second quarter of 2014, a $6.6 million or 87% decrease, compared to $7.6 million in the same period in 2013. SciClone’s promotion services revenues for the first half of 2014 were negatively affected by the expiration of the promotion agreements with Sanofi Aventis S.A. (“Sanofi”) at the end of their terms on December 31, 2013.

On a GAAP basis, SciClone reported net income in the second quarter of 2014 of $9.6 million or $0.19 and $0.18 per share on a basic and diluted basis, respectively, compared to net loss of $2.0 million, or ($0.04) per share on both a basic and diluted basis for the same period in 2013. SciClone’s net income for the six months ended June 30, 2014 was $13.8 million, compared with net income of $2.2 million for the same period in the prior year, or $0.27 and $0.26 per share on a basic and diluted basis, respectively, for the six months ended June 30, 2014, compared with net income of $0.04 per share on both a basic and diluted basis for the same period in 2013.

SciClone’s non-GAAP net income in the second quarter of 2014 was $10.5 million, compared with non-GAAP income of $4.3 million for the same period of last year, or $0.20 per share on both a basic and diluted basis for the quarter ended June 30, 2014, and $0.08 per share on both a basic and diluted basis for the same period of the prior year. SciClone’s non-GAAP net income for the six months ended June 30, 2014, was $15.5 million, compared with non-GAAP net income of $9.5 million for the same period of last year, or $0.30 and $0.29 per share on a basic and diluted basis for the six months ended June 30, 2014, respectively, compared to $0.18 and $0.17 per share on a basic and diluted basis, respectively, for the same period in 2013.

“We are pleased with the continued strong performance of our core business in the first half of the year, including our ability to remain on track relative to our 2014 revenue guidance while, at the same time, reducing expenses, which is having a positive effect on our projected EPS,” said Friedhelm Blobel, Ph.D., SciClone’s Chief Executive Officer. “ZADAXIN continues to be a major growth driver, with strong sales growth year to date at a pace that exceeds that of the overall China pharmaceutical market. Demand continues to be strong for the thymalfasin therapeutic category, and ZADAXIN remains a leading brand in this important market category. We continue to pursue growth opportunities for ZADAXIN in the indications for which it is currently approved as well as in potential new indications.”

Continued Dr. Blobel: “With our continued strong cash balance, we have an important asset that enables us to pursue strategic initiatives designed to expand and strengthen our product portfolio and drive our growth. We are working on and remain hopeful of establishing additional industry partnerships that can further build our presence in the growing China market and have a positive near-term impact on our revenue and profitability. We believe that the quality of our organization and our focus on continuous improvement in compliance are key business assets, as is our reputation as a high-quality company with the know-how and expertise to successfully sell and market differentiated brands. We continue to believe that the China market offers significant growth opportunities, and that SciClone is advantageously positioned within this dynamic environment.”

For the second quarter of 2014, sales and marketing (S&M) expenses were $11.2 million, compared with $14.3 million for the same period in 2013. The Company restructured its sales force in the fourth quarter of 2013 related to the expiration of the Sanofi promotion agreements resulting in a reduction of over 200 salespersons by June 30, 2014, compared to the first half of 2013. In addition, other S&M expenses also decreased for the second quarter of 2014 related to the expiration of the Sanofi promotion agreements and the reduction in costs associated with marketing the products under these agreements. For the six months ended June 30, 2014, S&M expenses were $21.1 million, compared with $25.5 million, for the same period last year.

For the second quarter of 2014, research and development (R&D) expenses were $0.8 million, compared with $5.4 million of R&D expenses for the same period of 2013. The decrease in R&D of $4.6 million primarily related to expenses incurred last year for in-license arrangements with Zensun (Shanghai) Science & Technology Co., Ltd. (“Zensun”) and Taiwan Liposome Company (“TLC”). For the six months ended June 30, 2014, R&D expenses were $2.3 million, compared with $5.8 million, for the same period of last year.

For the second quarter of 2014, general and administrative (G&A) expenses were $5.8 million, compared with $8.0 million for the same period in 2013, primarily related to lower legal costs associated with the ongoing government investigations and other legal matters. For the six months ended June 30, 2014, G&A expenses were $11.8 million, compared with $16.6 million, for the same period last year.

As of June 30, 2014, cash and cash equivalents, restricted cash and investments totaled $87.1 million, compared to $85.9 million as of December 31, 2013. SciClone has a share repurchase program under which its Board of Directors has authorized $50.5 million, of which approximately $49.4 million had been utilized through June 30, 2014. Approximately $1.1 million of the remainder was depleted in July. The Board of Directors has authorized an increase of the stock repurchase plan of up to $15 million through the end of 2015.

SciClone has presented non-GAAP information above as the Company believes this non-GAAP information is useful for investors, taken in conjunction with SciClone’s GAAP financial statements, because management uses such information internally for its operating, budgeting and financial planning purposes. Non-GAAP information is not prepared under a comprehensive set of accounting rules and should only be used to supplement an understanding of SciClone’s operating results as reported under GAAP. The non-GAAP calculations and reconciliation are provided in the accompanying table titled “Reconciliation of GAAP to Non-GAAP Net Income (Loss).”

Updated Guidance for 2014

In light of the Company’s reduced sales and marketing and general and administrative expenses, non-GAAP EPS guidance for 2014 is being revised upwards. The Company now projects non-GAAP EPS of $0.51 to $0.57. The prior projection was non-GAAP EPS of $0.41 to $0.47. SciClone continues to project revenue of $130 million to $135 million.

Conference Call Today

SciClone is hosting a conference call today at 4:30 pm ET (1:30 pm PT) to provide a financial update. The call will be hosted by Friedhelm Blobel, Ph.D., President and CEO, and Wilson W. Cheung, Senior Vice President and CFO.

LIVE CALL:	877.474.9503 (U.S./Canada)
857.244.7556 (International)
Passcode: 73033438

REPLAY:	888.286.8010 (U.S./Canada)
617.801.6888 (International)
Passcode: 94007440
(Replay available from August 11, 2014 at 8:30 pm ET until 11:59 pm ET on August 18, 2014)

The conference call will contain forward-looking statements. Interested parties who wish to listen to the webcast should visit the Investor Relations section of SciClone’s website at www.sciclone.com. The information provided on the teleconference is accurate only at the time of the conference call, and SciClone will take no responsibility for providing updated information except as required by law.

About SciClone

SciClone Pharmaceuticals is a revenue-generating, specialty pharmaceutical company with a substantial commercial business in China and a product portfolio spanning major therapeutic markets including oncology, infectious diseases and cardiovascular disorders. SciClone’s proprietary lead product, ZADAXIN® (thymalfasin), is approved in over 30 countries and may be used for the treatment of hepatitis B (HBV), hepatitis C (HCV), and certain cancers, and as a vaccine adjuvant, according to the local regulatory approvals. Through its promotion business with pharmaceutical partners, SciClone markets multiple branded products in China which are therapeutically differentiated. The Company has successfully in-licensed products with the potential to become future market leaders and to drive the Company’s long-term growth. SciClone is a publicly-held corporation based in Foster City, California, and trades on the NASDAQ Global Select Market under the symbol SCLN. For additional information, please visit www.sciclone.com.

Forward-Looking Statements

This press release contains forward-looking statements regarding expected financial results and expectations. Readers are urged to consider statements that include the words “may,” “will,” “would,” “could,” “should,” “might,” “believes,” “estimates,” “projects,” “potential,” “expects,” “plans,” “anticipates,” “intends,” “continues,” “forecast,” “designed,” “goal,” “unaudited,” “approximately” or the negative of those words or other comparable words to be uncertain and forward-looking. These statements are subject to risks and uncertainties that are difficult to predict and actual outcomes may differ materially. These include risks and uncertainties relating to: the course, cost and outcome of regulatory matters, including future pricing decisions by authorities in China; the on-going regulatory investigations and expenses related thereto, including potential fines and/or other remedies; the Company’s ability to execute on its goals in China and on its objectives for revenue in fiscal 2014; the Company’s ability to implement and maintain controls over its financial reporting and effectively remediate any identified material weakness; the dependence of its current and future revenue and prospects on third-party license, promotion or distribution agreements, including the need to renew such agreements, enter into similar agreements, or end arrangements that the Company does not believe are beneficial; the uncertainties as to the impact of the non-renewal of our agreement with Sanofi; operating an international business; uncertainty in the prospects for unapproved products, including ProFlow® and Neucardin™, including uncertainties as to pricing and competition and risks relating to the clinical trial process and related regulatory approval process and the process of initiating trials at, and enrolling patients at, clinical sites; and the effect of changes in its practices and policies related to the Company’s compliance programs. SciClone cannot predict the timing or outcome of the ongoing SEC and DOJ investigations, or of the level of its efforts required to cooperate with those investigations, however, the Company has incurred substantial expenses in connection with the investigations and related litigation and expects to incur substantial additional expense, and the investigations could result in fines that exceed the minimum amount accrued and further changes in its internal control or other remediation measures that could adversely affect its financial results. Please also refer to other risks and uncertainties described in SciClone’s filings with the SEC. All forward-looking statements are based on information currently available to SciClone and SciClone assumes no obligation to update any such forward-looking statements.

SciClone, SciClone Pharmaceuticals, the SciClone Pharmaceuticals design, the SciClone logo and ZADAXIN are registered trademarks of SciClone Pharmaceuticals, Inc. in the United States and numerous other countries.

SCICLONE PHARMACEUTICALS, INC.

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
Revenues:
Product sales, net	$31,551	$21,683	$57,615	$42,216
Promotion services	962	7,609	1,463	16,882

Total net revenues	32,513	29,292	59,078	59,098
Operating expenses:
Cost of product sales	5,011	3,205	9,572	7,823
Sales and marketing	11,242	14,269	21,076	25,468
Research and development	804	5,406	2,280	5,771
General and administrative	5,816	7,954	11,849	16,554

Total operating expenses	22,873	30,834	44,777	55,616
Income (loss) from operations	9,640	(1,542)	14,301	3,482
Non-operating income (expense):
Interest and investment income	23	12	42	31
Interest and investment expense	(19)	(45)	(48)	(82)
Other income (expense), net	30	80	(89)	64

Income (loss) before provision for income tax	9,674	(1,495)	14,206	3,495
Provision for income tax	34	488	432	1,275

Net income (loss)	$9,640	$(1,983)	$13,774	$2,220

Basic net income (loss) per share	$0.19	$(0.04)	$0.27	$0.04
Diluted net income (loss) per share	$0.18	$(0.04)	$0.26	$0.04
Basic shares outstanding	51,620	54,124	51,788	54,104
Diluted shares outstanding	52,812	54,124	52,987	55,461

SCICLONE PHARMACEUTICALS, INC.

RECONCILIATION OF GAAP TO NON-GAAP NET INCOME (LOSS)

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
GAAP net income (loss)	$9,640	$(1,983)	$13,774	$2,220
Non-GAAP adjustment
Employee stock-based compensation	893	1,244	1,775	2,263
In-license upfront costs	—	5,000	—	5,000

Non-GAAP net income	$10,533	$4,261	$15,549	$9,483

Non-GAAP basic net income per share	$0.20	$0.08	$0.30	$0.18
Non-GAAP diluted net income per share	$0.20	$0.08	$0.29	$0.17
Weighted average shares used in computing
Non-GAAP basic net income per share	51,620	54,124	51,788	54,104
Non-GAAP diluted net income per share	52,812	55,452	52,987	55,461

SciClone management uses these non-GAAP financial measures to monitor and evaluate the Company’s operating results and trends on an on-going basis and internally for operations, budgeting and financial planning purposes. SciClone believes the non-GAAP information is useful for investors by offering them the ability to better understand how management evaluates the business. These non-GAAP measures have limitations, however, because they do not include all items of income and expenses that affect SciClone. These non-GAAP financial measures that management uses are not prepared in accordance with, and should not be considered in isolation of, or as an alternative to, measurements required by GAAP.

SciClone’s non-GAAP financial measures exclude the following items from GAAP net income and net income per share:

•	Employee stock-based compensation. The effects of non-cash employee stock-based compensation.

•	In-license upfront costs. SciClone recorded $5.0 million to research and development expense related to upfront payments made under the Zensun and TLC licensing agreements, established in the second quarter of 2013.

SCICLONE PHARMACEUTICALS, INC.

UNAUDITED SELECTED BALANCE SHEET DATA

(in thousands)

	June 30, 2014	December 31, 2013
Cash, cash equivalents, and restricted cash and investments	$87,063	$85,878
Accounts receivable, net	35,768	40,008
Inventories	16,264	15,238
Goodwill	34,521	35,357
Total assets	177,456	179,859
Total current liabilities	23,307	33,220
Short-term borrowings	—	1,651
Total shareholders’ equity	154,108	146,595